Exhibit 10.3
FIRST AMENDMENT TO COMMERCIAL CONTRACT- UNIMPROVED PROPERTY

THIS FIRST AMENDMENT TO COMMERCIAL CONTRACT- UNIMPROVED PROPERTY
(this “First Amendment”) is made and entered into as of October 4, 2023 (the “Effective Date”) by and between HAL B. BOONE, an individual residing in Friendswood, Texas (the “Seller”) and CASTLE BIOSCIENCES, INC., a Delaware corporation, or its assigns (the “Buyer”).

RECITALS:

A.Buyer and Seller entered into that certain Commercial Contract - Unimproved Property dated as of July 10, 2023 (the “Contract”), as modified by that certain Special Provisions Addendum to Commercial Contract - Unimproved Property dated of even date therewith (the “Addendum” and, collectively with the Contract, the “Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase that certain property located in Galveston County, Texas, having a physical address of Narnia Way & FM 528 Friendswood, Texas 77546, as more particularly described in the Agreement (the “Property”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

B.Buyer and Seller desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid by Buyer to Seller, as well as the mutual covenants hereinafter set forth, which the parties agree constitutes good and sufficient consideration for the rights and obligations of the parties herein, the parties do hereby covenant and agree that the Contract is hereby further modified as follows:

1.Feasibility Period. Seller and Buyer hereby agree to extend the feasibility period for one (1) period of thirty (30) days from the Effective Date. Notwithstanding anything in the Agreement to the contrary, and for the avoidance of doubt, Buyer shall continue to have the right to extend the feasibility period for the Extension Periods, as more particularly set forth in Section 5 of the Addendum.

2.Miscellaneous.

(a)The Agreement, as amended by this First Amendment, shall constitute the entire agreement between the parties relative to the subject matter hereof, and shall supersede any prior agreement or understanding, if any, whether written or oral. This First Amendment may only be altered, supplemented, modified or amended in a writing signed by Buyer and Seller.

(b)This First Amendment may be executed in multiple counterparts each of which shall constitute an original, and together which shall constitute one and the same document.

(c)Time is of the essence of this First Amendment and of each and every one of the provisions hereof.

(d)This First Amendment shall be construed and interpreted in accordance with the laws of the State of Texas.

(e)Except as amended by this First Amendment, the Agreement remains in full force and effect and is unchanged.

[Signature Page(s) to Follow]

305202921v.1

Exhibit 10.3

IN WITNESS WHEREOF, the parties have caused this First
Amendment to be executed to be effective as of the Effective Date.

SELLER:

By: /s/ Hal B. Boone
HAL B. BOONE

BUYER

CASTLE BIOSCIENCES, INC.,
a Delaware Corporation

By:	/s/ Frank Stokes
Name:	Frank Stokes
Title:	Chief Financial Officer